UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

STWC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52825	20-8980078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Independence St., Suite 300 Lakewood, CO 80215
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 736-2442

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Forward Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements.” Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based, including but not limited to, the Company securing funding, entering into management and/or licensing agreements, acquiring direct interests in cannabis businesses, or providing cannabis compliance services to third parties. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2019 we received funds from Crown Bridge Partners, LLC ("Crown Bridge") under a Securities Purchase Agreement dated April 18, 2019 (the “SPA”).  Under the terms of the SPA, we received a total of $95,000, after an original issue discount of $5,000, and issued a convertible promissory note dated April 18, 2019, in the principal amount of $100,000 (the " Note").  In addition, we reimbursed Crown Bridge $2,000 for its legal fees.  We also issued warrants to purchase 60,606 shares of our common stock (the “Warrant”).

The maturity date of the Note is 12 months from April 18, 2019. The Note bears interest at 10% per annum at its face amount, with a default rate of 15% per annum (or the maximum amount permitted by law). If we prepay the Note through the 180th day following the date thereof, we must pay all of the principal and interest with a prepayment penalty ranging from 135% to 150%. After the 180th day we have no further right of prepayment.

Crown Bridge may, at any time, convert all or any part of the outstanding principal of the Note into shares of our common stock at a price per share equal to 60% (representing a 40% discount rate) of the lowest trading price of the common stock during the 20 trading day period ending on the last complete trading day prior to the date of conversion. If the conversion price is equal to or lower than $0.35 per share, an additional 15% discount will be applied (resulting in a 55% discount rate, assuming no other adjustments); if we are unable to deliver converted shares via DWAC, an additional 10% discount will be applied (resulting in a discount rate of 50%, assuming no other adjustments); if we fail to comply with our reporting requirements under the Exchange Act, an additional 15% discount will be applied (resulting in a discount rate of 55%, assuming no other adjustments); and if we fail to maintain our status as "DTC Eligible" or if at any time the conversion price is lower than $0.10, an additional 10% discount will be applied (resulting in a discount of 65%, assuming no other adjustments except for the 15% discount due to the conversion price below $0.35).  Crown Bridge may not convert the Note to the extent that such conversion would result in beneficial ownership by Crown Bridge and its affiliates of more than 4.99% of our issued and outstanding common stock.  We have also granted piggy-back registration rights for the shares issuable upon conversion of the Note.

The Note contains certain representations, warranties, covenants (both affirmative and negative), and events of default, including if our common stock is suspended or delisted for trading, or if we are delinquent in our periodic report filings with the SEC. In the event of a default, at the option of Crown Bridge, it may consider the Note immediately due and payable and the amount of repayment increases to 150% of the outstanding balance of the Note.  The Note also grants Crown Bridge a right of first refusal for any future capital raises or financings by us.  It also contains a most favored nations provision for any more favorable terms in future financing transactions by us.

The Warrant may be exercised at any time through the second anniversary date of the Note. The exercise price per share of common stock under the Warrant is $1.65 per share, subject to adjustment, including cashless exercise.  The Warrant also contains a most favored nations provision.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Note, the SPA, and the Warrant (the “Transaction Documents”) and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Transaction Documents filed as exhibits to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above with respect to the Note and the related agreements is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 above with respect to the issuances of the Note is incorporated herein by reference. The issuance of the note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

Item 9.01. Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description
99.1	Crown Bridge Convertible Promissory Note dated April 18, 2019
99.2	Crown Bridge Securities Purchase Agreement dated April 18, 2019
99.3	Crown Bridge Warrant dated April 18, 2019
99.4	Crown Bridge Registration Rights Agreement dated April 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STWC Holdings, Inc.

Date: May 13, 2019	By:	/s/ Erin Phillips
Erin Phillips, Chief Executive Officer

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